EXHIBIT 21


                                  SUBSIDIARIES


                                     Jurisdiction of           Percentage Owned
Subsidiaries                          Incorporation              By Registrant
------------                         ---------------           ----------------
DCA Medical Services, Inc.             Florida                       100%
DCA of Adel, LLC                       Georgia                       100%
DCA of Central Valdosta, LLC           Georgia                       100%
DCA of Fitzgerald, LLC                 Georgia                       100%
DCA of Hawkinsville, LLC (1)           Georgia                       100%
DCA of So. Ga., LLC                    Georgia                       100%
DCA of Royston, LLC                    Georgia                       100%
DCA of Chevy Chase, LLC                Maryland                       80%
DCA of Rockville, LLC                  Maryland                      100%
DCA of Manahawkin, Inc.                New Jersey                     80%
DCA of Vineland, LLC                   New Jersey                     51%
DCA of Cincinnati, LLC                 Ohio                           60%
DCA of Carlisle, Inc.                  Pennsylvania                   80%
DCA of Chambersburg, Inc.              Pennsylvania                   80%
DCA of Lemoyne, Inc.                   Pennsylvania                  100%
DCA of Mechanicsburg, LLC              Pennsylvania                  100%
DCA of Pottstown, LLC                  Pennsylvania                   80%
DCA of Wellsboro, Inc.                 Pennsylvania                  100%
DCA of Warsaw, LLC                     Virginia                      100%
DCA of Aiken, LLC                      South Carolina                100%

(1) Inactive subsidiary